UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2019 (December 23, 2019)

TKK SYMPHONY ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38631	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Texas Kang Kai Capital Management (Hong Kong) Limited

2039, 2/F United Center,

95 Queensway Admiralty, Hong Kong

(Address of principal executive offices, including Zip Code)

+852 6212 8493

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	TKKS	The NASDAQ Stock Market LLC
Warrants, each exercisable for one-half of one Ordinary Share	TKKSW	The NASDAQ Stock Market LLC
Rights, each exchangeable into one-tenth of one Ordinary Share	TKKSR	The NASDAQ Stock Market LLC
Units, each consisting of one Ordinary Share, one Warrant and one Right	TKKSU	The NASDAQ Stock Market LLC

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 23, 2019, TKK Symphony Acquisition Corporation (the “Company”) held its extraordinary general meeting in lieu of a 2019 annual general meeting of shareholders (the “Meeting”). At the Meeting, shareholders (i) approved and adopted the Share Exchange Agreement, dated as of September 6, 2019 (as it may be amended, the “Share Exchange Agreement”), by and among the Company, TKK Symphony Sponsor 1, Glory Star New Media Group Limited (“Glory Star”), Glory Star New Media (Beijing) Technology Co., Ltd., Xing Cui Can International Media (Beijing) Co., Ltd., Horgos Glory Star Media Co., Ltd. and each of the shareholders of the Glory Star; (ii) approved a proposal to amend and restate the Company’s existing memorandum and articles of association to change the name of the Company (the “Memorandum and Articles of Association”) to “Glory Star New Media Group Holdings Limited” from “TKK Symphony Acquisition Corporation;” (iii) approved a proposal to amend and restate the Memorandum and Articles of Association to remove and change certain provisions related to the Company’s status as a blank check company; (iv) approved a proposal to amend and restate the Memorandum and Articles of Association to provide for certain additional non-substantive changes; (v) re-elected three directors to serve as the Class I directors on the Company’s board of directors (“Board”) until the 2021 annual general meeting of shareholders or until their successors are elected and qualified; (vi) approved the issuance of more than 20% of the Company’s issued and outstanding ordinary shares; and (vii) approved and adopted the Glory Star New Media Group Holdings Limited 2019 Equity Incentive Plan (the “2019 Plan”).

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Approval of the Share Exchange Agreement

The shareholders approved and adopted the Share Exchange Agreement pursuant to which the Company will acquire Glory Star through iacquisition of all of the outstanding shares of Glory Star. The shareholders of Glory Star will receive, in exchange for their Glory Star shares, ordinary shares of the Company, and, following the closing, Glory Star will be a wholly owned subsidiary of the Company. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
14,649,757	511,595	33	0

Proposal No. 2 – Approval of name change

The shareholders approved a proposal to amend and restate the Memorandum and Articles of Association to change the name of the Company to “Glory Star New Media Group Holdings Limited” from “TKK Symphony Acquisition Corporation.” The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
14,723,157	438,195	33	0

Proposal No. 3 – Approval to amend and restate the Memorandum and Articles of Association to remove and change certain provisions related to the Company’s status as a blank check company

The shareholders approved a proposal to amend and restate the Memorandum and Articles of Association to remove and change certain provisions related to the Company’s status as a blank check company. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
14,649,757	445,095	66,533	0

Proposal No. 4 – Approval to amend and restate the Memorandum and Articles of Association to provide for certain additional non-substantive changes

The shareholders approved a proposal to amend and restate the Memorandum and Articles of Association to provide for certain additional non-substantive changes. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
14,650,065	444,786	66,534	0

Proposal No. 5 – Re-election of Directors

Each of James Heimowitz, Stephen Markscheid and Zhe Zhang was elected to serve as a Class I director on the Board. The voting results were as follows:

Name	For	Withheld
1. James Heimowitz	14,723,190	438,195
2. Stephen Markscheid	14,722,361	439,024
3. Zhe Zhang	14,723,190	438,195

Proposal No. 6 – Approval of Share Issuance

The shareholders approved the issuance of more than 20% of the Company’s issued and outstanding ordinary shares in connection with the business combination contemplated in the Share Exchange Agreement. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
14,656,657	504,695	33	0

Proposal No. 7 – Approval of the 2019 Plan

The shareholders approved and adopted the 2019 Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
14,656,656	438,195	66,534	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2019

TKK Symphony Acquisition Corporation

By:	/s/ Sing Wang
Name: Sing Wang
Title: Chief Executive Officer

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